SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BANGOR HYDRO ELEC CO

                    GABELLI FOUNDATION
                                10/10/01           10,000-           26.8060
                    GABELLI SECURITIES, INC.
                                 9/26/01            1,000-           26.6089
                                 8/20/01            1,000            26.3500
                    GABELLI PERFORMANCE PARTNERSHIP
                                10/10/01            5,000-           26.8060
                    GAMCO INVESTORS, INC.
                                10/10/01           18,300-           26.8060
                                10/10/01          424,933-           26.8060
                                10/05/01           20,000-           26.8081
                                 9/27/01            5,000-           26.6300

                    GABELLI ASSOCIATES LTD
                                10/10/01           14,000-           26.8060
                                10/05/01           14,000            26.7671
                                 9/26/01            2,000-           26.6089
                                 8/23/01            2,000            26.3700
                    GABELLI FUND, LDC
                                10/10/01            3,500-           26.8060
                    GABELLI ASSOCIATES FUND
                                10/10/01          106,800-           26.8060
                                10/10/01            2,500            26.7700
                                 9/26/01           15,000-           26.6089
                                 8/28/01              500-           26.5600
                    GABELLI ADVISERS, INC.
                                10/10/01           10,400-           26.8060
                     GABELLI FUNDS, LLC.
                         GABELLI UTILITY TRUST
                                10/10/01           85,000-           26.8060
                         GABELLI ABC FUND
                                10/10/01           40,000-           26.8060


          (1) THE DISPOSITIONS ON 10/10/01 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.